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                                                                  Exhibit 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-13995, No. 33-67940 and No. 33-72438) of Nashua Corporation of our report dated February 1, 1994, except as to the Restructuring and Other Unusual Charges note which is as of March 15, 1994, appearing on page 36 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 42 of this Form 10-K.





Price Waterhouse
Boston, Massachusetts
March 29, 1994